Kaman Corporation Bloomfield, CT 06002 (860) 243-7100	NEWS

KAMAN CORP. TO REDEEM ITS 6% CONVERTIBLE
SUBORDINATED DEBENTURES DUE 2012

BLOOMFIELD, Connecticut (November 27, 2007) – Kaman Corp. (NASDAQ-GM:KAMN) today announced that it has issued a redemption notice calling for full redemption on December 20, 2007 of all $11,164,000 of its remaining outstanding 6% Convertible Subordinated Debentures due 2012 at a redemption price of 100% of principal amount plus accrued interest to December 20, 2007.  The Debentures are convertible until the close of business on December 17, 2007 at the current conversion price of $23.359375 into shares of the company’s Common Stock.  The reported closing price of the company’s Common Stock on the NASDAQ Global Market on November 26, 2007 was $31.71.  Any holders of Debentures wishing to convert should carefully follow the instructions provided in the redemption notice.

Kaman Corp. conducts business in the aerospace, industrial distribution and music markets.

###
Contact:
Russell H. Jones
SVP, Chief  Investment Officer & Treasurer
(860) 243-6307
Russell.Jones@kaman.com